Exhibit 3.1

iSTAR INC.

ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

FIRST:                                                       iStar Inc., a Maryland corporation (the “Corporation”), desires to restate its charter as currently in effect.

SECOND:                                        The following provisions and Annexes A, B, C, D, E and F are all the provisions of the charter currently in effect.

ARTICLE I

INCORPORATION

The undersigned, Michael E. McTiernan, whose address is c/o Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:  iStar Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the General Laws of the State of Maryland as now or hereafter in force.  In addition, the Corporation shall have such further powers as are not inconsistent with, and are appropriate to promote and attain, the purposes of the Corporation as set forth in this Charter.  For purposes of this Charter, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The present address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  The name and present address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  The resident agent is a corporation of and resident of the State of Maryland.  The Corporation may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

ARTICLE V

CAPITAL STOCK

(a)                                 The total number of shares of stock of all classes which the Corporation has authority to issue is 230,000,000 shares of Capital Stock (par value $0.001 per share), amounting in aggregate par value to $230,000.  Of these shares, 200,000,000 are initially classified as “Common Stock” and 30,000,000 are initially classified as “Preferred Stock.” Of the shares of Preferred Stock, 4,000,000 shares are initially classified as 8% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 5,600,000 shares are initially classified as 7 7/8% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), 4,000,000 shares are initially classified as 7.8% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”), 3,200,000 shares are initially classified as 7.65% Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”), 5,000,000 shares are initially classified as 7.50% Series I Cumulative Redeemable Preferred Stock (“Series I Preferred Stock”) and 4,000,000 shares are initially classified as 4.50% Series J Cumulative Convertible Perpetual Preferred Stock (“Series J Preferred Stock”). Subject to the other provisions of this Article V, the Board may:  (i) classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares of Capital Stock and (ii) to the extent permitted by Maryland law from time to time, without any action by the Stockholders, amend the Charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has authority to issue.

(b)                                 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(i)                                     Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of the Preferred Stock and in respect of any other class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.  Shares of Common Stock shall not have cumulative voting rights.

(ii)                                  Subject to the provisions of law and any preferences of the Preferred Stock or any other class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board may deem advisable.

(iii)                               In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

(c)                                  The description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock of the Corporation are set forth in Annex A, Annex B, Annex C, Annex D, Annex E and Annex F to this Charter, respectively.

(d)                                 Subject to the foregoing, the power of the Board to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of Capital Stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class by determining, fixing, or altering one or more of the following:

(i)                                     The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall no longer be deemed to be outstanding and shall become part of the authorized Capital Stock and be subject to classification and reclassification as provided in this sub-paragraph.

(ii)                                  Whether or not and, if so, the rates, amounts and times at which, and the terms and conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(iii)                               Whether or not shares of such class or series shall have limitations on voting rights or voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights.

(iv)                              Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board shall determine.

(v)                                 Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(vi)                              The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(vii)                           Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

(viii)                        Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

(e)                                  For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of Capital Stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

(i)                                     prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(ii)                                  on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(iii)                               junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

(f)                                   All persons who shall acquire stock in the Corporation shall acquire such stock subject to the provisions of this Charter and the Bylaws of the Corporation.  The Directors shall have the exclusive power to make, adopt, amend, or repeal the Bylaws of the Corporation to the extent not inconsistent with law or with this Charter.

ARTICLE VI

BOARD OF DIRECTORS

The number of Directors of the Corporation shall be 7, which number may be increased or decreased, from time to time, by resolution of the Board approved by at least a majority of the Directors then in office pursuant to the Bylaws of the Corporation, or by the affirmative vote of the holders of a majority of the combined voting power of all shares of Capital Stock entitled to vote thereon, voting together as a single class, provided that the number of Directors so fixed shall not be less than seven nor more than 18, and shall never be less than the minimum number permitted by the MGCL now or hereafter in force.

Subject to the rights of the holders of any class separately entitled to elect one or more Directors, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by resolution of the Board approved by at least a majority of the Directors then in office, pursuant to the Bylaws or by the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present.  A Director so elected by the stockholders shall hold office for the balance of the term then remaining.  No decrease in the number of Directors shall affect the tenure of office of any Director.  Until vacancies are filled, the remaining Directors (even though less than seven) may exercise the powers of the Board hereunder.

Whenever the holders of any one or more series of Capital Stock of the Corporation shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the Board shall consist of said Directors so elected in addition to the number of Directors fixed as provided in paragraph (a) of this Article VI.  Notwithstanding the foregoing, and except as otherwise may be required by law or by this Charter, whenever the holders of any one or more series of Capital Stock of the Corporation shall have the right, voting separately as a series, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of Stockholders.

Subject to the rights of the holders of any series separately entitled to elect one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, at a special meeting of the Stockholders by the affirmative vote of a majority of the holders of the combined voting power of all classes of shares of Capital Stock entitled to vote in the election for Directors voting together as a single class.  For purposes of the foregoing, “cause” shall mean a Director’s willful violations of this Charter or the Bylaws which violations are materially adverse to the interests of the Stockholders, or gross negligence in the performance of his or her duties.

(e)                                  There shall be one class of Directors. Directors shall be elected at the annual meeting of the Stockholders, except as otherwise provided in this Article, and each Director elected shall hold office until the next annual meeting of the Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(f)                                   The names of the individuals who now serve as Directors of the Corporation and until their successors are elected and qualify are as follows:

Jay Sugarman

Clifford De Souza

Robert W. Holman, Jr.

Robin Josephs

John G. McDonald

Dale Anne Reiss

Barry W. Ridings

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

(a)                                 The Board is empowered to authorize the issuance from time to time of shares of Capital Stock of the Corporation of any class or series, whether now or hereafter authorized, or Securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable and without any action by the Stockholders.

(b)                                 No holder of any stock or any other Securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other Securities of the Corporation other than such, if any, as the Board, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board, in its sole discretion, may fix; and any stock or other Securities which the Board may determine to offer for subscription may, as the Board in its sole discretion shall determine, be offered to the holders of any class or series of stock or other Securities at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.

(c)                                  The Corporation shall indemnify (i) its Directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorneys fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board or the Corporation’s Bylaws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(d)                                 To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or officer of the Corporation shall be personally liable to the Corporation or its Stockholders for money damages.  No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.  In addition to any Maryland statute limiting the liability of directors or officers of a Maryland corporation, no Director or officer of the Corporation shall be liable to the Corporation or to any Director for any act or omission of any other Director, Stockholder, officer, or agent of the Corporation or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Corporation except only that arising from his own willful violation of the provisions of this Charter or of the Bylaws which violation is materially against the interests of the Stockholders and results in material harm to such interests, or gross negligence in the performance of his or her duties.

(e)                                  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter and the Bylaws and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock:  the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by the MGCL or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board.

(f)                                   The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

(g)                                  The Board shall, in connection with the exercise of its business judgment involving a Business Combination (as defined in Section 3-601 of the MGCL) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other Securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise) in determining what is in the best interest of the Corporation and its Stockholders and in making any recommendation to its Stockholders, give due consideration to all relevant factors, including, but not limited to (i) the economic effect, both immediate and long-term, upon the Corporation’s Stockholders, including Stockholders, if any, who do not participate in the transaction; (ii) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (iii) whether a more favorable price could be obtained for the Corporation’s stock or other Securities in the future; (iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (v) the future value of the stock or any other Securities of the Corporation; (vi) any antitrust or other legal and regulatory issues that are raised by the proposal; and (vii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity.  If the Board determines that any proposed Business Combination (as defined in Section 3-601 of the MGCL) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following:  advising Stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the Securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other Securities, or granting options or rights with respect thereto; acquiring a Corporation to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.  Nothing in this section shall preclude the Board of Directors from specifically or generally approving or exempting business combinations with the Corporation.

(h)                                 Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares of Capital Stock entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares of Capital Stock entitled to cast a majority of all the votes entitled to be cast on the matter, except as otherwise specifically provided in the Charter.

(i)                                     The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the Directors.

(j)                                    In the event that any provision or portion of a provision of this Article VII is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict.  In the event that any provision or portion of a provision of this Article VII is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article VII shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.  Nothing in this Article VII shall be construed to diminish, limit or impair any rights or defenses afforded to officers or Directors by common law, statute, other provisions of this Charter, the Bylaws or otherwise, and the provisions of this Article VII shall be deemed to be cumulative thereto.  References in this Article VII to Directors or officers shall be deemed to refer to any person who is or was a Director or officer of the Corporation and any person who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

ARTICLE VIII

INVESTMENT POLICY

(a)                                 GENERAL STATEMENT OF POLICY.  Investments of the Corporation may be made in various combinations and may involve participations with other Persons, including Affiliates of the Directors.  Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages, and include investments through subsidiary corporations and other entities.

The general purpose of the Corporation is to seek qualifying real estate investment trust gross income as defined in the REIT Provisions of the Code consistent with the investment objective and policy of the Corporation as set forth above.  The Directors intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Corporation’s investments and the derivation of its income; provided, however, that no Director, officer, employee, or agent of the Corporation shall be liable to any Person, including any Stockholder, for any act or omission resulting in the loss of tax benefits, or in the incurrence of tax detriments, under the Code or for the Corporation not being treated for tax purposes as a “real estate investment trust” under the

REIT Provisions of the Code.  Subject to paragraph (c) of this Article VIII hereof and subject to such restrictions as may be necessary to qualify the Corporation as a “real estate investment trust” as defined in the REIT Provisions of the Code, the Directors may alter the above-declared investment policy in light of changes in economic circumstances and other relevant factors, and the methods of implementing the Corporation’s investment policies may change, in the discretion of the Directors as economic and other conditions change.

(b)                                 OTHER PERMISSIBLE INVESTMENTS.  To the extent that the Corporation has assets not invested in accordance with paragraph (a) of this Article VIII, the Corporation may invest them in, subject to such restrictions as may be necessary to qualify the Corporation as a “real estate investment trust” as defined in the REIT Provisions of the Code:

(i)                                     Obligations of, or guaranteed or insured by, the United States Government or any agency or political subdivision thereof;

(ii)                                  Obligations of, or guarantees by, any state, territory, or possession of the United States of America or any agency or political subdivision thereof;

(iii)                               Evidences of deposits in, or obligations of, banking institutions, savings and loan associations, and savings institutions;

(iv)                              Real and personal property and interests therein; and

(v)                                 Other Securities, liquid short-term investments, and property.

(c)                                  PROHIBITED INVESTMENTS AND ACTIVITIES.  The Corporation shall not invest in commodities, foreign currencies, or bullion except in connection with investments in other property.

ARTICLE IX

RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION
OF SHARES OF CAPITAL STOCK

(a)                                 OWNERSHIP LIMITATION.

(i)                                     Except as provided in paragraphs (k) and (u) of Article IX, and subject to sub-paragraph (iv) of this paragraph (a) of Article IX, from the Restriction Commencement Date until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit and no Excepted Holder shall Beneficially or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                                  Subject to sub-paragraph (iv) of this paragraph (a) of Article IX, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in (1) the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)                               Subject to sub-paragraph (iv) of this paragraph (a) of Article IX, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the shares of Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of shares of Capital Stock which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv)                              Nothing contained in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the principal securities exchange on which the shares of Capital Stock are currently traded.  The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

(b)                                 TRANSFER IN TRUST.  If, notwithstanding the other provisions contained in this Article IX, at any time from the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially or Constructively Own shares of Capital Stock in violation of sub-paragraph (a)(i) or (ii),

(i)                                     then that number of shares of Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate paragraph (a)(i) or (ii) (rounded to the higher whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in paragraph (n), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii)                                  if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of paragraph (a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate paragraph (a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(c)                                  REMEDIES FOR BREACH.  If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of paragraph (a) of Article IX or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of paragraph (a) of Article IX, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers in violation of paragraph (a) of Article IX shall automatically result in the transfer to the Charitable Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board.

(d)                                 NOTICE TO TRUST.  Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Capital Stock in violation of paragraph (a) of Article IX, or any Person who would be a transferee of such Capital Stock but for the Transfer to the Charitable Trust under paragraph (b) of Article IX, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(e)                                  INFORMATION FOR CORPORATION.  From the Restriction Commencement Date and until the Restriction Termination Date:

(i)                                     every owner of more than 5% (or such other percentage, between ½ of 1% and 5%, as provided under the REIT Provisions of the Code) of the number or value of outstanding shares of Capital Stock of the Corporation shall upon the Corporation’s written request, within thirty (30) days after January 1 of each year, give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially or Constructively Owned, and a description of how such shares of Capital Stock are held.  Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT.

(ii)                                  each Person who is a Beneficial or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of shares of Capital Stock as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(f)                                   OTHER ACTION BY BOARD.  Subject to sub-paragraph (iv) of paragraph (a) of Article IX, nothing contained in this Article IX shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders by preservation of the Corporation’s status as a REIT.

(g)                                  AMBIGUITIES.  In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Article XI, the Board shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it and the Board’s determination shall be conclusive for all purposes.

(h)                                 MODIFICATION OF EXCEPTED HOLDER AND EXISTING HOLDER LIMITS.  The Excepted Holder and Existing Holder Limits may be modified as follows:

(i)                                     Subject to the limitations provided in paragraph (j) of Article IX, the Board may grant options which result in Beneficial or Constructive Ownership of shares of Capital Stock by an Existing Holder pursuant to an option plan approved by the Board and/or the Stockholders.  Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under paragraph (j) of Article IX to permit the Beneficial or Constructive Ownership of the shares of Capital Stock issuable upon the exercise of such option.

(ii)                                  Subject to the limitations provided in paragraph (j) of Article IX, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial or Constructive Ownership of shares of Capital Stock by such participating Existing Holder.  Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under paragraph (j) of Article IX to permit Beneficial or Constructive Ownership of the shares of Capital Stock acquired as a result of such participation.

(iii)                               The Board shall reduce the Excepted Holder Limit for any Excepted Holder after any Transfer permitted in this Article IX by such Excepted Holder by the percentage of the outstanding shares of Capital Stock so Transferred or after the lapse (without exercise) of an option described in sub-paragraph (i) of this paragraph (h) of Article IX by the percentage of the shares of Capital Stock that the option, if exercised, would have represented, but in either case no Excepted Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

(iv)                              Subject to the limitations provided in paragraph (j) of Article IX, the Board may otherwise modify an Excepted Holder Limit from time to time.

(i)                                     INCREASE OR DECREASE IN OWNERSHIP LIMIT.  Subject to the limitations provided in paragraph (j) of Article IX, the Board may from time to time increase or decrease the Ownership Limit; PROVIDED, HOWEVER, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

(j)                                    LIMITATIONS ON CHANGES IN EXCEPTED HOLDER AND OWNERSHIP LIMITS.

(i)                                     Neither the Ownership Limit nor any Excepted Holder Limit may be increased (nor may any additional Excepted Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of shares of Capital Stock (including all of the then Excepted Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding shares of Capital Stock.

(ii)                                  Prior to the modification of any Excepted Holder Limit or Ownership Limit pursuant to paragraphs (h) or (i) of Article IX, the Board may require (but shall not be obligated to obtain) such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(iii)                               The Board may only reduce the Excepted Holder Limit for an Excepted Holder:  (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

(k)                                 EXCEPTIONS BY BOARD.

(i)                                     The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning shares of Capital Stock in excess of the Ownership Limit or the Excepted Holder Limit, as the case may be, and upon such other conditions as the Board may direct, may grant an exception to the Ownership Limit or the Excepted Holder Limit, as the case may be, with respect to such transferee.

(ii)                                  In addition to exceptions permitted under sub-paragraph (i) above, the Board may grant an exception to the Ownership Limit with respect to a Person if:  (a) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (b) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Capital Stock in excess of the Ownership Limit by reason of the ownership of shares of Capital Stock in excess of the Ownership Limit by the Person receiving the exception granted under this sub-paragraph (ii); (c) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that the ownership of shares of Capital Stock in excess of the Ownership Limit by the Person receiving the exception granted under this sub-paragraph (ii) will not result in the Corporation failing to qualify as a REIT; and (d) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (a), (b) and (c) above are satisfied and will continue to be satisfied throughout the period during which such Person owns shares of Capital Stock in excess of the Ownership Limit pursuant to any exception granted under this sub-paragraph (ii), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in paragraph (c) of Article IX with respect to shares of Capital Stock held in excess of the Ownership Limit by such Person (determined without regard to the exception granted such Person under this sub-paragraph (ii)).

(l)                                     LEGEND.  Each certificate for shares of Capital Stock shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter, (i) no Person may Beneficially or Constructively Own shares of Capital Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding shares of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), (ii) no Person may Beneficially or Constructively Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in Capital Stock of the Corporation being owned by fewer than 100 Persons.  Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer.  If the restrictions on transfer are violated, the securities represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  A Person who attempts to Beneficially or Constructively Own Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Capital Stock.  All capitalized terms in this legend have the meanings defined in the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

(m)                             SEVERABILITY.  If any provision of this Article IX or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

(n)                                 TRUST FOR SHARES TRANSFERRED TO CHARITABLE TRUST.  Upon any purported Transfer or other event that would result in a transfer of Capital Stock to a Charitable Trust pursuant to paragraph (b) of Article IX, such Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of the Charitable Beneficiary.  Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to paragraph (b).  The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Purported Beneficial Transferee.  Each Charitable Beneficiary shall be designated by the Corporation as provided in paragraph (t).  Such Capital Stock so held in trust shall be issued and outstanding shares of Capital Stock of the Corporation.  The Purported Beneficial Transferee shall have no rights in such Capital Stock held by the Charitable Trustee except as provided in paragraph (b) of Article IX.  The Purported Beneficial Transferee shall not benefit economically from ownership of any Capital Stock held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Capital Stock held in the Charitable Trust.  The Purported Beneficial Transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Capital Stock.

(o)                                 DISTRIBUTIONS ON SHARES HELD BY CHARITABLE TRUST.  Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Capital Stock held by the Charitable Trustee shall be paid to the Charitable Trust for the benefit of the Charitable Beneficiary.  Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the shares of Capital Stock, or if the Purported Record Transferee did not give value for the shares of Capital Stock, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in trust.  Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Capital Stock with respect to which the dividend or distribution was made had been transferred to the Charitable Trust pursuant to paragraph (b) shall be repaid to the Charitable Trust for the benefit of the Charitable Beneficiary.

(p)                                 VOTING OF SHARES HELD BY CHARITABLE TRUST.  The Charitable Trustee shall be entitled to all voting rights with respect to the Capital Stock held in the Charitable Trust for the benefit of the Charitable Beneficiary on any matter.  Any vote taken by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Capital Stock were held in trust shall, subject to Maryland Law, be rescinded and recast in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  The owner of the Capital Stock held by the Charitable Trustee shall be deemed to have given an irrevocable proxy to the Charitable Trustee to vote the Capital Stock held by the Charitable Trustee for the benefit of the Charitable Beneficiary.

(q)                                 SALE OF SHARES HELD BY CHARITABLE TRUST.  Shares held by the Charitable Trust shall be transferable only as provided in this paragraph (q) of Article IX.  At the direction of the Corporation, the Charitable Trustee shall sell the shares of Capital Stock held in the Charitable Trust to a person whose ownership of the shares of Capital Stock will not violate paragraph (a).  Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Transfer to the Charitable Trust and (ii) the date the Board determines in good faith that a Transfer resulting in the Transfer to the Charitable Trust has occurred, if the Corporation does not receive a notice of such Transfer pursuant to paragraph (d) of Article IX.  If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary.  The Purported Record Transferee shall receive the lesser of (x) the price paid by the Purported Record Transferee for the shares of Capital Stock or, if the Purported Record Transferee did not give value for the shares of Capital Stock, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust, and (y) the price received by the Charitable Trust from the sale or other disposition of the shares of Capital Stock.  Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary.  Prior to any transfer of any shares of Capital Stock held by the Charitable Trust by the Charitable Trustee, the Corporation must have waived in writing its purchase rights under paragraph (r) of Article IX.  It is expressly understood that the Purported Record Transferee may enforce the provisions of this paragraph (q) of Article IX against the Charitable Beneficiary.

(r)                                    If any of the foregoing restrictions on transfer of shares held by the Charitable Trust is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

(s)                                   CALL BY CORPORATION ON SHARES HELD BY THE CHARITABLE TRUST.  Shares of Capital Stock held by the Charitable Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the Charitable Trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the Charitable Trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of Capital Stock to which such shares held by the Charitable Trust relates on the date the Corporation, or its designee, accepts such offer (the “Redemption Price”).  The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares of Capital Stock held in the Charitable Trust pursuant to paragraph (q).  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

(t)                                    DESIGNATION OF CHARITABLE BENEFICIARIES.  By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Capital Stock held in the Charitable Trust would not violate the restrictions set forth in paragraph (a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

(u)                                 UNDERWRITTEN OFFERINGS.  The Ownership Limit shall not apply to the acquisition of shares of Capital Stock or rights, options or warrants for, or securities convertible into, shares of Capital Stock by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such shares of Capital Stock or rights, options or warrants for, or securities convertible into, shares of Capital Stock.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise.  Except as otherwise provided in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE XI

DEFINITIONS

(a)                                 The following terms shall, whenever used in this Charter, unless the context otherwise requires, have the meanings specified in this Article XI.  The singular shall refer to the plural, and the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context requires.

“Affiliate” shall mean with respect to a Stockholder or Director (i) any Person directly or indirectly owning, controlling, or holding, with power to vote, 20% or more of the outstanding voting securities of such Stockholder, (ii) any Person 20% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such Director, or such Stockholder, and (iii) any officer, director, or partner of such Stockholder.

“Beneficial Ownership” shall mean ownership of shares of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Bylaws” shall mean the Bylaws of the Corporation and all amendments thereto.

“Capital Stock” shall mean all classes and series of stock which the Corporation shall have authority to issue.  The term “Capital Stock” shall include Common Stock, preferred stock, preference stock, special stock or other stock.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to paragraph (t) of Article IX, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” shall mean any trust provided for in paragraph (b)(i) and paragraph (n) of Article IX.

“Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Purported Beneficial Transferee, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

“Charter” shall mean these Articles of Amendment and Restatement of the Corporation, as amended, supplemented or modified from time to time.  References in this Charter to “herein” and “hereunder” shall be deemed to refer to this Charter in its entirety and shall not be limited to the particular text, article, or section in which such words appear.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Corporation Assets” shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is held, transferred, conveyed, or paid to the Corporation and all rents, income, profits, and gains therefrom.

“Debt” shall mean indebtedness of the Corporation.

“Director” shall mean the Person that is elected pursuant to Article VI to serve as Director of the Corporation, and any successor thereto.

“Excepted Holder” shall mean (i) a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board pursuant to paragraph (k) of Article IX and (ii) an Existing Holder.

“Excepted Holder Limit” shall mean (i) provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to paragraph (k) of Article IX and subject to adjustment pursuant to paragraph (h) of Article IX, the percentage limit established by the Board for such Excepted Holder pursuant to paragraph (k) of Article IX and (ii) with respect to an Existing Holder, the Existing Holder Limit.

“Existing Holder” shall mean (i) any Person who is, or would be upon the exchange of Debt or any Security of the Corporation, the Beneficial or Constructive Owner of shares of Capital Stock in excess of the Ownership Limit immediately after the Restriction Commencement Date, so long as, but only so long as, such Person Beneficially or Constructively Owns or would, upon exchange of Debt or any Security of the Corporation, Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article IX, Beneficial or Constructive Ownership of shares causing such transferee to Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit.

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding shares of Capital Stock Beneficially or Constructively Owned (with such percentage for each class determined separately) or which would be Beneficially or Constructively Owned upon the exchange of Debt or any Security of the Corporation, by such Existing Holder upon and immediately after the Restriction Commencement Date, and, after any adjustment pursuant to paragraph (h) of Article IX, shall mean such percentage of the outstanding shares of Capital Stock as so adjusted, and (ii) for any Existing Holder who becomes an

Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding shares of Capital Stock Beneficially or Constructively Owned (with such percentage for each class determined separately) by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the lesser of (a) the Existing Holder Limit for the Existing Holder who Transferred Beneficial or Constructive Ownership of such shares of Capital Stock or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, or (b) the Ownership Limit if the Existing Holder is a person other than a trust qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and, after any adjustment pursuant to paragraph (h) of Article IX, shall mean such percentage of the outstanding shares of Capital Stock as so adjusted.  From the Restriction Commencement Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

“Market Price” shall mean the last reported sales price reported on the NYSE for a particular class of shares of Capital Stock on the trading day immediately preceding the relevant date, or if not then traded on such exchange, the last reported sales price for such class of shares of Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of shares of Capital Stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of shares of Capital Stock on the relevant date as determined in good faith by the Board.

“MGCL” shall mean the Maryland General Corporation Law, as amended from time to time, including successor statutes thereto.

“Mortgages” shall mean mortgages, deeds of trust, or other security instruments on real property or rights or interests in real property or entities owning or controlling real property.

“Ownership Limit” shall initially mean 9.8%, in number of shares of Capital Stock, or value of the aggregate outstanding shares of Capital Stock, whichever is more restrictive, of the Corporation, and after any adjustment as set forth in paragraph (i) of Article IX, shall mean such percentage in number of shares of Capital Stock, or value of the aggregate outstanding shares of Capital Stock, as so adjusted.  Such number and/or value shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of paragraph (b) of Article IX, would Beneficially or Constructively Own shares of Capital Stock.

“Purported Record Transferee” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of paragraph (b) of Article IX, would be the record owner of shares of Capital Stock.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Provisions Of The Code” shall mean Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

“Restriction Commencement Date” shall mean the date upon which the Charter containing this Article IX is accepted for record with the State Department of Assessments and Taxation of Maryland.

“Restriction Termination Date” shall mean the first day after the Restriction Commencement Date on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Securities” shall mean common and preferred stock in a corporation, shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, membership interests or non-member manager interests in a limited liability company, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

“Stockholders” shall mean, at any particular time, those Persons who are shown as the holders of record of all shares of Capital Stock on the records of the Corporation at such time.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial or Constructive Ownership, of shares of Capital Stock (including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in Beneficial or Constructive Ownership of shares of Capital Stock, (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of shares of Capital Stock, (d) the granting of any option, warrant or similar agreement, or entering into any agreement for the sale, transfer or other disposition of shares of Capital Stock, (e) the sale, transfer, assignment or other disposition of any Securities or rights convertible into or exchangeable for shares of Capital Stock, but excluding the exchange of Debt or any Security of the Corporation for shares of Capital Stock and (f) any transfer or other disposition of any interest in shares of Capital Stock as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.  The terms “Transfers” and “Transferred” shall have correlative meanings.

THIRD:                                                  The foregoing restatement of the charter has been approved by a majority of the entire Board of Directors.

FOURTH:                                     The charter is not amended by these Articles of Restatement.

FIFTH:                                                    The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing restatement of the charter.

SIXTH:                                                   The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing restatement of the charter.

SEVENTH:                              The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing restatement of the charter.

EIGHTH:                                       The Board of Directors adopted a resolution which provides that the Corporation is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804 and 3-805 of the Maryland General Corporation Law, and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the stockholders of the Corporation by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

NINTH:                                                  The undersigned Chairman and Chief Executive Officer acknowledges these Articles of Restatement to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement of the Corporation to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this 5th day of December, 2016.

ATTEST:		iSTAR INC.

By:	/s/Geoffrey M. Dugan	By:	/s/ Jay Sugarman
Name:	Geoffrey M. Dugan	Name:	Jay Sugarman
Title:	Secretary	Title:	Chairman and Chief Executive Officer

ANNEX A

SERIES D TERMS

Series D Preferred Stock

(1)                                 DESIGNATION AND NUMBER.  A series of Preferred Stock, designated the “8% Series D Cumulative Redeemable Preferred Stock” (the “Series D Preferred Stock”), is hereby established.  The number of shares of the Series D Preferred Stock shall be 4,000,000.

(2)                                 RANK.  The Series D Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series D Preferred Stock; (b) on a parity with and the Corporation’s 9.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 9-3/8% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and 9.2% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”); and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)                                 DIVIDENDS.

(a)                                 Holders of the then outstanding shares of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.00 per share).  Such dividends shall be cumulative from the first date on which any Series D Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                                 No dividends on shares of Series D Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series D Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series D Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d)                                 Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment on any Common Stock of the Corporation or any series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Corporation’s Common Stock or in shares of any series of Preferred Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period.

(e)                                  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series D Preferred Stock which may be in arrears.

(f)                                   Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation).

(g)                                  Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due, with respect to such shares, which remains payable.  Holders of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series D Preferred Stock as described above.

(4)                                 LIQUIDATION PREFERENCE.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series D Preferred Stock as to liquidation rights.

(b)                                 In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)                                  The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)                                 REDEMPTION.

(a)                                 Right of Optional Redemption.  The Series D Preferred Stock is not redeemable prior to October 8, 2002.  However, in order to ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for Federal income tax purposes, the Series D Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, Series D Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust.  On and after October 8, 2002, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)                                 Limitations on Redemption.

(i)                                     The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source.  For purposes of the preceding sentence, “capital stock” means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(ii)                                       Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

(c)                             Rights to Dividends on Shares Called for Redemption.  Immediately prior to any redemption of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend

Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock which is redeemed.

(d)                            Procedures for Redemption.

(i)                                     Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; (D) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

(iii)                               If notice of redemption of any shares of Series D Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series D Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the shares of Series D Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred Stock without cost to the holder thereof.

(iv)                                   The deposit of funds with a bank or trust corporation for the purpose of redeeming Series D Preferred Stock shall be irrevocable except that:

(A)                               the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                               any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)                                  Application of Article IX.  The shares of Series D Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article).  For this purpose, the Market Price of the Series D Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series D Preferred Stock.

(f)                                   Status of Redeemed Shares.  Any shares of Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)                                 VOTING RIGHTS.

(a)                                 Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)                                 Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for six or more quarterly periods (a “Preferred Dividend Default”), the holders of such shares of Series D Preferred Stock (voting separately as a class with the holders of Series B Preferred Stock and Series C Preferred Stock and all other series of Preferred Stock, other than the Series A Preferred Stock, ranking on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)                                  If and when all accumulated dividends and the dividend for the then current dividend period on the Series D Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Series B Preferred Stock, the Series C Preferred Stock and all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)                                 So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  Each share of Series D Preferred Stock (voting together with all common stock of the Corporation and all other series of Preferred Stock of the Corporation entitled to vote) will be entitled to cast twenty-five one-hundredths of one vote with respect to all matters on which the holders of common stock are entitled to vote at each meeting of stockholders of the Corporation.

(f)                                   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                 CONVERSION.  The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

ANNEX B

SERIES E TERMS

Series E Preferred Stock

(1)                                 DESIGNATION AND NUMBER. A series of Preferred Stock, designated the “7 7/8% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”), is hereby established. The number of shares of the Series E Preferred Stock shall be 5,600,000.

(2)                                 RANK. The Series E Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series E Preferred Stock; (b) on a parity with the Corporation’s 9.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 9-3/8% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), 9.2% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and 8% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”); and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Stock. The term “equity securities” shall not include convertible debt securities.

(3)                                 DIVIDENDS.

(a)                                 Holders of the then outstanding shares of Series E Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7 7/8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.96875 per share). Such dividends shall be cumulative from the first date on which any Series E Preferred Stock is issued (the “Original Issue Date”) and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, however, that (i) an initial dividend (the “Initial Dividend”) will be payable on the Series E Preferred Stock on the closing date of the initial public offering of the Series E Preferred Stock (the “Closing Date”) in respect of the period from and including the Original Issue Date to but excluding the Closing Date, and (ii) the next dividend subsequent to the Initial Dividend shall be payable on September 15, 2003 in respect of the period from and including the Closing Date to but excluding the date of payment; provided further, however, that if the Closing Date has not occurred on or before September 1, 2003, then the first dividend on the Series E Preferred Stock shall be payable on September 15, 2003 in respect of the period from and including the Original Issue Date to but excluding the date of payment. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that both the Initial Dividend, if any, and the dividend payable on September 15, 2003 will be for less than the full quarterly dividend period).

Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be July 8, 2003 in the case of the Initial Dividend, if any, and, for each other dividend shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                                 No dividends on shares of Series E Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series E Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d)                                 Except as provided in Section 3(e) below, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article IX of the Charter).

(e)                                  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series E Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series E Preferred Stock which may be in arrears.

(f)                                   Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.  Holders of the Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series E Preferred Stock as described above.

(4)                                 LIQUIDATION PREFERENCE.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series E Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series E Preferred Stock as to liquidation rights.

(b)                                 In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series E Preferred Stock in the distribution of assets, then the holders of the Series E Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)                                  The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)                                 REDEMPTION.

(a)                                 Right of Optional Redemption. The Series E Preferred Stock is not redeemable prior to July 18, 2008. However, in order to ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for Federal income tax purposes, the Series E Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, and without limitation of any provisions of such Article IX, Series E Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust. On and after July 18, 2008, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series E Preferred Stock is to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)                                 Limitations on Redemption.  Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.

(c)                                  Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series E Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock which is redeemed.

(d)                                 Procedures for Redemption.

(i)                                     Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series E Preferred Stock to be redeemed; (D) the place or places where the Series E Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

(iii)                               If notice of redemption of any shares of Series E Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series E Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series E Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series E Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series E Preferred Stock without cost to the holder thereof.

(iv)                              The deposit of funds with a bank or trust corporation for the purpose of redeeming Series E Preferred Stock shall be irrevocable except that:

(A)                               the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                               any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series E Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)                                  Application of Article IX. The shares of Series E Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article). For this purpose, the Market Price of the Series E Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series E Preferred Stock.

(f)                                   Status of Redeemed Shares. Any shares of Series E Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)                                 VOTING RIGHTS.

(a)                                 Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

(b)                                 Whenever dividends on any shares of Series E Preferred Stock shall be in arrears for six or more quarterly periods (a “Preferred Dividend Default”), the holders of such shares of Series E Preferred Stock (voting separately as a class with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other series of Preferred Stock, other than the Series A Preferred Stock, ranking on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”), and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series E Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series E Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)                                  If and when all accumulated dividends and the dividend for the then current dividend period on the Series E Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series E Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)                                 So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class, together with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series E Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock, including the Series E Preferred Stock, or the creation or issuance of any additional Series E Preferred Stock or any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                 CONVERSION. The Series E Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

ANNEX C

SERIES F TERMS

Series F Preferred Stock

(1)                                 DESIGNATION AND NUMBER.  A series of Preferred Stock, designated the “7.8% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”), is hereby established.  The number of shares of the Series F Preferred Stock shall be 4,000,000.

(2)                                 RANK.  The Series F Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series F Preferred Stock; (b) on a parity with the Corporation’s 9.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 9-3/8% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), 9.2% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), 8% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) and 7 7/8% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”); and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series F Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)                                 DIVIDENDS.

(a)                                 Holders of the then outstanding shares of Series F Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.95 per share).  Such dividends shall be cumulative from the first date on which any Series F Preferred Stock is issued (the “Original Issue Date”) and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on December 15, 2003 will be for less than the full quarterly dividend period).  Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                                 No dividends on shares of Series F Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series F Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d)                                 Except as provided in Section 3(e) below, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article IX of the Charter).

(e)                                  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series F Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series F Preferred Stock which may be in arrears.

(f)                                   Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.  Holders of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series F Preferred Stock as described above.

(4)                                 LIQUIDATION PREFERENCE.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series F Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series F Preferred Stock as to liquidation rights.

(b)                                 In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series F Preferred Stock in the distribution of assets, then the holders of the Series F Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)                                  The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)                                 REDEMPTION.

(a)                                 Right of Optional Redemption.  The Series F Preferred Stock is not redeemable prior to September 29, 2008.  However, in order to ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for Federal income tax purposes, the Series F Preferred Stock will be subject to the provisions of Article IX of the Charter.  Pursuant to Article IX, and without limitation of any provisions of such Article IX, Series F Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust.  On and after September 29, 2008, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)                                 Limitations on Redemption.  Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock.

(c)                                  Rights to Dividends on Shares Called for Redemption.  Immediately prior to any redemption of Series F Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Stock which is redeemed.

(d)                                 Procedures for Redemption.

(i)                                     Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law or by the applicable rules of any exchange upon which Series F Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series F Preferred Stock to be redeemed; (D) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

(iii)                               If notice of redemption of any shares of Series F Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series F Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series F Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the shares of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series F Preferred Stock without cost to the holder thereof.

(iv)                              The deposit of funds with a bank or trust corporation for the purpose of redeeming Series F Preferred Stock shall be irrevocable except that:

(A)                               the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                               any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series F Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)                                  Application of Article IX.  The shares of Series F Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article).  For this purpose, the Market Price of the Series F Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series F Preferred Stock.

(f)                                   Status of Redeemed Shares.  Any shares of Series F Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)                                 VOTING RIGHTS.

(a)                                 Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

(b)                                 Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for six or more quarterly periods (a “Preferred Dividend Default”), the holders of such shares of Series F Preferred Stock (voting separately as a class with all other series of preferred stock ranking on a parity with the Series F Preferred Stock as to dividends or upon liquidation (“Parity Preferred”), except the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”), and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series F Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)                                  If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series F Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)                                 So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class, together with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series F Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock, including the Series F Preferred Stock, or the creation or issuance of any additional Series F Preferred Stock or any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                 CONVERSION.  The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

ANNEX D

SERIES G TERMS

Series G Preferred Stock

(1)                                 DESIGNATION AND NUMBER.  A series of Preferred Stock, designated the “7.65% Series G Cumulative Redeemable Preferred Stock” (the “Series G Preferred Stock”), is hereby established.  The number of shares of the Series G Preferred Stock shall be 3,200,000.

(2)                                 RANK.  The Series G Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series G Preferred Stock; (b) on a parity with the Corporation’s 9.5% Series A Cumulative Redeemable Preferred Stock, 9 3/8% Series B Cumulative Redeemable Preferred Stock, 9.2% Series C Cumulative Redeemable Preferred Stock, 8% Series D Cumulative Redeemable Preferred Stock, 7 7/8% Series E Cumulative Redeemable Preferred Stock and 7.8% Series F Cumulative Redeemable Preferred Stock; and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series G Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series G Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)                                 DIVIDENDS.

(a)                                 Holders of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.65% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.9125 per share).  Such dividends shall be cumulative from the first date on which any Series G Preferred Stock is issued (the “Original Issue Date”) and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year beginning on March 15, 2004 or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, however, that (i) an initial dividend (the “Initial Dividend”) will be payable on the Series G Preferred Stock on the closing date of the initial public offering of the Series G Preferred Stock (the “Closing Date”) in respect of the period from and including the Original Issue Date to but excluding the Closing Date, and (ii) the next dividend subsequent to the Initial Dividend shall be payable on March 15, 2004 in respect of the period from and including the Closing Date to but excluding the date of payment; provided further, however, that if the Closing Date has not occurred on or before March 1, 2004, then the first dividend on the Series G Preferred Stock shall be payable on March 15, 2004 in respect of the period from and including the Original Issue Date to but excluding the date of payment.  Any dividend payable on the Series G Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the Initial Dividend, if any, will be, and the dividend payable on March 15, 2004 may be, for less than the full quarterly dividend period).  Dividends will be payable to holders of record as they appear in the stock records of the

Corporation at the close of business on the applicable record date, which shall be December 9, 2003 in the case of the Initial Dividend, if any, and, for each other dividend shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                                 No dividends on shares of Series G Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series G Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series G Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d)                                 Except as provided in Section 3(e) below, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article IX of the Charter).

(e)                                  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series G Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series G Preferred Stock which may be in arrears.

(f)                                   Any dividend payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.  Holders of the Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series G Preferred Stock as described above.

(4)                                 LIQUIDATION PREFERENCE.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series G Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series G Preferred Stock as to liquidation rights.

(b)                                 In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series G Preferred Stock in the distribution of assets, then the holders of the Series G Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)                                  The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)                                 REDEMPTION.

(a)                                 Right of Optional Redemption.  The Series G Preferred Stock is not redeemable prior to December 19, 2008.  However, in order to ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for Federal income tax purposes, the Series G Preferred Stock will be subject to the provisions of Article IX of the Charter.  Pursuant to Article IX, and without limitation of any provisions of such Article IX, Series G Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust.  On and after December 19, 2008, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series G Preferred Stock is to be redeemed, the Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)                                 Limitations on Redemption.  Unless full cumulative dividends on all shares of Series G Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock.

(c)                                  Rights to Dividends on Shares Called for Redemption.  Immediately prior to any redemption of Series G Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Stock which is redeemed.

(d)                                 Procedures for Redemption.

(i)                                     Notice of redemption will be (A) given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law or by the applicable rules of any exchange upon which Series G Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series G Preferred Stock to be redeemed; (D) the place or places where the Series G Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed.

(iii)                               If notice of redemption of any shares of Series G Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series G Preferred Stock, such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series G Preferred Stock to be redeemed shall surrender such Series G Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series G Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series G Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the shares of Series G Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series G Preferred Stock without cost to the holder thereof.

(iv)                              The deposit of funds with a bank or trust corporation for the purpose of redeeming Series G Preferred Stock shall be irrevocable except that:

(A)                               the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                               any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series G Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)                                  Application of Article IX.  The shares of Series G Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article).  For this purpose, the Market Price of the Series G Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series G Preferred Stock.

(f)                                   Status of Redeemed Shares.  Any shares of Series G Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)                                 VOTING RIGHTS.

(a)                                 Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below.

(b)                                 Whenever dividends on any shares of Series G Preferred Stock shall be in arrears for six or more quarterly periods (a “Preferred Dividend Default”), the holders of such shares of Series G Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series G Preferred Stock as to dividends or upon liquidation (“Parity Preferred”), upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”), and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series G Preferred Stock or the holders of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series G Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)                                  If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series G Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series G

Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)                                 So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class, together with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series G Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock, including the Series G Preferred Stock, or the creation or issuance of any additional Series G Preferred Stock or any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                 CONVERSION.  The Series G Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

ANNEX E

SERIES I TERMS

Series I Preferred Stock

(1)           DESIGNATION AND NUMBER. A series of Preferred Stock, designated the “7.50% Series I Cumulative Redeemable Preferred Stock” (the “Series I Preferred Stock”), is hereby established.  The number of shares of the Series I Preferred Stock shall be 5,000,000.

(2)           RANK. The Series I Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series I Preferred Stock; (b) on a parity with the Corporation’s 8% Series D Cumulative Redeemable Preferred Stock, 7 7/8% Series E Cumulative Redeemable Preferred Stock, 7.8% Series F Cumulative Redeemable Preferred Stock and 7.65% Series G Cumulative Redeemable Preferred Stock and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series I Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series I Preferred Stock. The term “equity securities” shall not include convertible debt securities.

(3)           DIVIDENDS.

(a)           Holders of the then outstanding shares of Series I Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.50% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.875 per share). Such dividends shall be cumulative from the first date on which any Series I Preferred Stock is issued (the “Original Issue Date”) and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Any dividend payable on the Series I Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on June 15, 2004 will be for more than the full quarterly dividend period). Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)           No dividends on shares of Series I Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding the foregoing, dividends on the Series I Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series I Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d)           Except as provided in Section 3(e) below, unless full cumulative dividends on the Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series I Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series I Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series I Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series I Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article IX of the Charter).

(e)           When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series I Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series I Preferred Stock, all dividends declared upon the Series I Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series I Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series I Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series I Preferred Stock which may be in arrears.

(f)            Any dividend payment made on shares of the Series I Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series I Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series I Preferred Stock as described above.

(4)           LIQUIDATION PREFERENCE.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series I Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series I Preferred Stock as to liquidation rights.

(b)           In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series I Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series I Preferred Stock in the distribution of assets, then the holders of the Series I Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)           After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)           Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series I Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)           The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)           REDEMPTION.

(a)           Right of Optional Redemption. The Series I Preferred Stock is not redeemable prior to March 1, 2009. However, in order to ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for Federal income tax purposes, the Series I Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, and without limitation of any provisions of such Article IX, Series I Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust. On and after March 1, 2009, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series I Preferred Stock is to be redeemed, the Series I Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)           Limitations on Redemption. Unless full cumulative dividends on all shares of Series I Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series I Preferred Stock shall be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series I Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series I Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series I Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series I Preferred Stock.

(c)           Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series I Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series I Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series I Preferred Stock which is redeemed.

(d)           Procedures for Redemption.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series I Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series I Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which Series I Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series I Preferred Stock to be redeemed; (D) the place or places where the Series I Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series I Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series I Preferred Stock held by such holder to be redeemed.

(iii)          If notice of redemption of any shares of Series I Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series I Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series I Preferred Stock, such shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series I Preferred Stock to be redeemed shall surrender such Series I Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series I Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series I Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series I Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series I Preferred Stock without cost to the holder thereof.

(iv)          The deposit of funds with a bank or trust corporation for the purpose of redeeming Series I Preferred Stock shall be irrevocable except that:

(A)          the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)          any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series I Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)           Application of Article IX. The shares of Series I Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article). For this purpose, the Market Price of the Series I Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series I Preferred Stock.

(f)            Status of Redeemed Shares. Any shares of Series I Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)           VOTING RIGHTS.

(a)           Holders of the Series I Preferred Stock will not have any voting rights, except as set forth below.

(b)           Whenever dividends on any shares of Series I Preferred Stock shall be in arrears for six or more quarterly periods (a “Preferred Dividend Default”), the holders of such shares of Series I Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series I Preferred Stock as to dividends or upon liquidation (“Parity Preferred”), upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”), and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series I Preferred Stock or the holders of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series I Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)           If and when all accumulated dividends and the dividend for the then current dividend period on the Series I Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series I Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series I Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series I Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any shares of Series I Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series I Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class, together with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series I Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series I Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock, including the Series I Preferred Stock, or the creation or issuance of any additional Series I Preferred Stock or any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)           The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)           CONVERSION. The Series I Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

ANNEX F

SERIES J TERMS

Series J Preferred Stock

(1)           DESIGNATION AND NUMBER.  A series of Preferred Stock, designated the “4.50% Series J Cumulative Convertible Perpetual Preferred Stock” (the “Series J Preferred Stock”), is hereby established.  The number of shares of the Series J Preferred Stock shall be 4,000,000.

(2)           RANKING; MATURITY.  (a) The Series J Preferred Stock shall, with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Corporation, rank:

(i)            senior to all classes of Common Stock (as defined in the Charter) of the Corporation and each other class of Capital Stock (as defined in the Charter) or series of Preferred Stock established after the original issue date of the Series J Preferred Stock, or the “Issue Date,” the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series J Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Corporation;

(ii)           on parity, in all respects, with the Corporation’s outstanding 8.000% Series D Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), 7.875% Series E Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), 7.800% Series F Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), 7.650% Series G Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), and 7.500% Series I Cumulative Redeemable Preferred Stock, $0.001 par value (liquidation preference $25.00 per share), and any class of Capital Stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series J Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Corporation; and

(iii)          junior to each class of Capital Stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series J Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Corporation.

(b)           The Series J Preferred Stock shall have no stated maturity.

(c)           The terms “Common Stock” and “Capital Stock” shall not include convertible debt securities.

(3)           DIVIDENDS.

(a)           Holders of the then outstanding shares of the Series J Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 4.50% per annum of the $50.00 liquidation preference (equivalent to a fixed annual amount of $2.25 per share).  Such dividends shall be cumulative from March 18, 2013, and shall be payable to investors quarterly in arrears on or before the 15th day of each March, June, September and December or, if not a business day, the next succeeding business day (without interest or additional payment for such delay), each, a “Dividend Payment Date.” The first dividend, which shall be payable on June 15, 2013, will be for less than a full quarter.  The first dividend and any dividend payable on the Series J Preferred Stock for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends shall be payable to holders of record as they appear in the Corporation’s stock records at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date, each, a “Dividend Record Date.”

(b)           No dividends on shares of the Series J Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreements of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding the foregoing, dividends on the Series J Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series J Preferred Stock shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)           Except as set forth in Section 3(e) hereof, unless full cumulative dividends on the Series J Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of Common Stock of the Corporation or in shares of any series of Preferred Stock ranking junior to the Series J Preferred Stock as to dividends and upon liquidation) shall be declared and paid or set apart for payment nor shall any other distribution be declared and made upon any Common Stock or Preferred Stock of the Corporation ranking junior to or on parity with the Series J Preferred Stock as to dividends or upon liquidation, nor shall any shares of the Common Stock or Preferred Stock of the Corporation ranking junior to or on parity with the Series J Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other Capital Stock of the Corporation ranking junior to the Series J Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article IX of the Charter relating to restrictions on ownership and transfers of Capital Stock of the Corporation).

(e)           When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Stock and the shares of any other series or classes of Preferred Stock ranking on parity as to dividends with the Series J Preferred Stock, all dividends declared upon the Series J Preferred Stock and any other series or classes of Preferred Stock ranking on parity as to dividends with the Series J Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series J Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series J Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Stock which may be in arrears.

(f)            Holders of shares of the Series J Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series J Preferred Stock as provided above.  Any dividend payment made on shares of the Series J Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(4)           LIQUIDATION PREFERENCE.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of the Series J Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation that are legally available for distribution to its stockholders a liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock of the Corporation or any series of our Preferred Stock that ranks junior to the Series J Preferred Stock as to liquidation rights.

(b)           In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series J Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Capital Stock of the Corporation ranking on parity with the Series J Preferred Stock in the distribution of assets, then the holders of the Series J Preferred Stock and all other such classes or series of Capital Stock of the Corporation shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)           After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series J Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)           Written notice of any such liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series J Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)           The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

(5)           REDEMPTION.

(a)           Right of Optional Redemption.  The Series J Preferred Stock shall not be redeemable prior to March 15, 2018.  On or after March 15, 2018, the

Corporation may redeem, at its option upon not less than 30 nor more than 60 days’ written notice, shares of the Series J Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of $50.00 per share, plus any accrued and unpaid dividends thereon to the date fixed for redemption (except as set forth on clause 5(c) below), without interest.  If less than all of the outstanding shares of the Series J Preferred Stock are to be redeemed, the Series J Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)           Limitations on Redemption.  Unless full cumulative dividends on all shares of the Series J Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of the Series J Preferred Stock shall be redeemed unless all outstanding shares of Series J Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of the Series J Preferred Stock (except by exchange for Capital Stock of the Corporation ranking junior to the Series J Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust (as defined in the Charter) in accordance with Article IX of the Charter to assist the Corporation in remaining qualified as a real estate investment trust for federal income tax purposes, or the purchase or acquisition of shares of the Series J Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series J Preferred Stock.

(c)           Rights to Dividends on Shares Called for Redemption.  Immediately prior to any redemption of Series J Preferred Stock, the Corporation shall pay, in cash, any accrued and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series J Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series J Preferred Stock which is redeemed.

(d)           Procedures for Redemption.  Notice of redemption shall be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series J Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series J Preferred Stock except as to the holder to whom notice was defective or not given.  In addition to any information required by law, each such notice shall state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          the number of shares of Series J Preferred Stock to be redeemed;

(iv)          the place or places where the Series J Preferred Stock is to be surrendered for payment of the redemption price; and

(v)           that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

If less than all of the Series J Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series J Preferred Stock held by such holder to be redeemed.

If notice of redemption of any shares of Series J Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, then, from and after the redemption date, dividends shall cease to accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series J Preferred Stock to be redeemed shall surrender such Series J Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series J Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state) to the extent that the shares are not then held by a depositary, such shares of Series J Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the shares of Series J Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series J Preferred Stock without cost to the holder thereof.

The deposit of funds with a bank or trust corporation for the purpose of redeeming Series J Preferred Stock shall be irrevocable except that:

(i)            the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(ii)           any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series J Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e)           Status of Redeemed Shares.  Any shares of Series J Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular class or series by the Board of Directors.

(6)           VOTING RIGHTS.  Holders of the Series J Preferred Stock shall not have any voting rights, except as set forth below:

(a)           Whenever dividends on any shares of the Series J Preferred Stock are in arrears for six or more quarterly periods, or a “Preferred Dividend Default,” the number of directors on the Board of Directors shall increase by two and the holders of such shares of the Series J Preferred Stock, voting together as a single class with all other series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, shall be entitled to vote for the election of a total of two additional members of the Board of Directors, or the “Preferred Stock Directors,” at a special meeting called by the holders of record of at least 20% of the Series J Preferred Stock or any other series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation so in arrears or at the next annual meeting of stockholders (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), and at each subsequent annual meeting until all accrued dividends on such shares of the Series J Preferred Stock for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

(b)           If and when all accrued dividends on the Series J Preferred Stock shall have been paid in full or set apart for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accrued dividends have been paid in full or set apart for payment in full on all series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series J Preferred Stock when they have the voting rights described above, voting together as a single class with all series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series J Preferred Stock when they have the voting rights described above, voting together as a single class with all series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)           So long as any shares of the Series J Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series J Preferred Stock outstanding at the time, voting together as a single class with all series or classes of Preferred Stock ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of, or reclassify any of the Corporation’s authorized capital stock into shares of, any class or series of Capital Stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any of the Corporation’s authorized Capital Stock into shares of any class or series of Capital Stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of any class or series of Capital Stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up; or (b) amend, alter or repeal the provisions of the Corporation’s Charter, whether by merger, consolidation or otherwise, or an “Event,” so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series J Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series J Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series J Preferred Stock, or the creation or issuance of any additional shares of the Series J Preferred Stock or any other series or classes of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)           CONVERSION RIGHTS.

(a)           A holder may convert any shares of the Series J Preferred Stock into shares of Common Stock of the Corporation at any time, unless the shares have been previously redeemed by the Corporation.  A holder may convert any shares of the Series J Preferred Stock into Common Stock of the Corporation at an initial conversion rate of 3.9087 shares of such Common Stock per share of Series J Preferred Stock (equal to an initial conversion price of approximately $12.79 per share).  The conversion rate shall be subject to adjustment under certain circumstances, as described below in Section 8.  Upon conversion in connection with a Make-whole Fundamental Change, the Corporation shall pay a Fundamental Change Make-Whole Premium to holders of the Series J Preferred Stock upon the conversion of their shares by increasing the conversion rate, as described below in Section 12.

(b)           The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and shall be subject to adjustment as described below in Section 8.

(c)           Holders of the Series J Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of those shares following that Dividend Record Date or its default in payment of the dividend due on that Dividend Payment Date.  However, shares of Series J Preferred Stock surrendered for conversion at the option of the holder during the period between the close of business on any Dividend Record Date and the close of business on the business day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on that Dividend Payment Date.  A holder of shares of Series J Preferred Stock on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion (i) on the corresponding Dividend Payment Date or (ii) following the giving of a notice of redemption shall receive the dividend payable by the Corporation on the Series J Preferred Stock on the Dividend Payment Date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series J Preferred Stock for conversion.  Therefore, holders of shares of Series J Preferred Stock on a Dividend Record Date shall receive the applicable dividend on the Dividend Payment Date regardless of any conversion, if such conversion occurs following a notice of redemption.  Except as provided otherwise herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock of the Corporation issued upon conversion.

(d)           In order for a holder of shares of Series J Preferred Stock to convert such shares, the holder must comply with the procedures of The Depository Trust Company, or the “DTC,” for converting a beneficial interest in a global security and, if required, pay all taxes or duties, if any.

(e)           The date on which the holder complies with these requirements is the “conversion date.” Each conversion shall be deemed to have been effected as to any shares of Series J Preferred Stock surrendered for conversion on the conversion date, and the person in whose name the shares of Common Stock of the Corporation be issuable upon such conversion shall become the holder of record of such shares as of the close of business on such conversion date.  The Corporation shall deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant conversion date.

(f)            The Corporation shall at all times reserve and keep available for issuance upon conversion of the Series J Preferred Stock a sufficient number of authorized and unissued shares of Common Stock of the Corporation to permit the conversion of all outstanding shares of Series J Preferred Stock and the Corporation shall take all action required to increase the authorized number of shares of Common Stock of the Corporation if at any time there are insufficient unissued shares of Common Stock of the Corporation to permit such reservation or to permit the conversion of all outstanding shares of Series J Preferred Stock.  In addition, any Common Stock of the Corporation issued upon conversion of the Series J Preferred Stock shall be validly issued, fully paid and nonassessable.

(8)                                 ADJUSTMENT OF CONVERSION RATE.  The applicable conversion rate shall be adjusted as described below, except that the Corporation shall not make any adjustments to the conversion rate if holders of the Series J Preferred Stock participate (as a result of holding the Series J Preferred Stock, and at the same time as holders of Common Stock of the Corporation participate) in any of the transactions described below as if such holders of the Series J Preferred Stock held a number of shares of Common Stock of the Corporation equal to the applicable conversion rate, multiplied by the liquidation preference of Series J Preferred Stock held by such holder, without having to convert their Series J Preferred Stock.

(a)                                 If the Corporation issues shares of Common Stock of the Corporation as a dividend or other distribution on shares of such Common Stock, or if the Corporation effects a share split or share combination, the conversion rate shall be adjusted based on the following formula:

where,

CR0 = the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1 = the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or other distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock of the Corporation outstanding immediately prior to the close of business on the record date for such dividend or other distribution, or immediately prior to the effective date of such share split or share combination, as the case may be; and

OS1 = the number of shares of Common Stock of the Corporation outstanding immediately after giving effect to such dividend, other distribution, share split or share combination, as the case may be.

Any adjustment made pursuant to this clause (a) shall become effective immediately after (x) the close of business on the record date for such dividend or other distribution or (y) the open of business on the effective date of such split or combination, as applicable.  If any dividend or other distribution described in this clause (a) is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or other distribution, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.

(b)                                 If the Corporation distributes to all or substantially all holders of Common Stock of the Corporation any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the ex-dividend date for the distribution, shares of Common Stock of the Corporation at a price per share less than the average of the closing sale prices of Common Stock of the Corporation for the 10 consecutive trading-day period ending on, and including, the trading day preceding the announcement date for such distribution, the conversion rate shall be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the new conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of shares of Common Stock of the Corporation outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of Common Stock of the Corporation issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock of the Corporation equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of Common Stock of the Corporation over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date of such distribution.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock of the Corporation at less than the average of the closing sale prices of Common Stock of the Corporation for the applicable 10 consecutive trading-day period, and in determining the aggregate offering price of such shares of Common Stock of the Corporation, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this clause (2) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution.  To the extent that shares of Common Stock of the Corporation are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock of the Corporation actually delivered.  If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if the record date for such distribution had not occurred.

(c)                                  If the Corporation distributes shares of Capital Stock of the Corporation, evidences of indebtedness of the Corporation or other assets or property or rights of the Corporation, options or warrants to acquire Capital Stock or other securities of the Corporation, to all or substantially all holders of Common Stock of the Corporation, excluding:

•                  dividends, other distributions (including share splits), rights, options or warrants as to which an adjustment is effected in clause (a) or (b) above or in clause (e) below;

•                  dividends or other distributions covered by clause (d) below;

•                  dividends or other distributions that constitute “reference property” following a reorganization event (as described under the second-to-last paragraph in this Section 8); and

•                  spin-offs to which the provisions set forth below in this clause (c) shall apply, then the applicable conversion rate shall be adjusted based on the following formula:

where,

CR0 = the applicable conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the applicable conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = the average of the closing sale prices of Common Stock of the Corporation over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock of the Corporation as of the open of business on the ex-dividend date for such distribution.

The adjustment to the conversion rate under the portion of this clause (c) above will become effective immediately after the close of business on the record date for such distribution.  If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.  If “FMV” as set forth above is equal of the Corporation to or greater than “SPO” as set forth above, in lieu of the foregoing adjustment, holders of the Series J Preferred Stock will receive, at the same time and upon the same terms as holders of Common Stock of the Corporation, the amount and kind of Capital Stock, evidences of indebtedness or other assets or property or rights of the Corporation, options or warrants to acquire Capital Stock or other securities of the Corporation that such holder would have received if such holder owned a number of shares of Common Stock equal to the applicable conversion rate in effect immediately prior to the close of business on the record date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on Common Stock of the Corporation of shares of Capital Stock of the Corporation of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market, which the Corporation refers to as a “spin-off,” the applicable conversion rate shall instead be adjusted based on the following formula:

where,

CR0 = the applicable conversion rate in effect immediately prior to the end of the valuation period;

CR1 = the applicable conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the closing sale prices of the Capital Stock of the Corporation or similar equity interest distributed to holders of Common Stock of the Corporation (determined by reference to the definition of “closing sale price” set forth below as if references therein to Common Stock of the Corporation were to such Capital Stock or similar equity interest) applicable to one share of Common Stock of the Corporation over the first 10 consecutive trading-day period immediately following the ex-dividend date for the spin-off, such period, the “valuation period”; and

MP0 = the average of the closing sale prices of Common Stock of the Corporation over the valuation period.

The adjustment to the conversion rate under the preceding paragraph of this clause (c) shall occur immediately after the 10th trading day immediately following the ex-dividend date of the spin-off; provided that, for purposes of determining the conversion rate in respect of any conversion during the 10 trading days following the ex-dividend date of any spin-off, references within the preceding paragraph of this clause (c) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the relevant conversion date.  If any such spin-off described in the preceding paragraph of this clause (c) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such spin-off had not been declared.

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of Common Stock of the Corporation, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution;

CR1 = the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or other distribution;

SP0 = the average of the closing sale prices of Common Stock of the Corporation over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or other distribution; and

C = the amount in cash per share the Corporation pays or distributes to holders of Common Stock of the Corporation.

An adjustment to the conversion rate made pursuant to clause (d) shall become effective immediately after the close of business on the record date for the applicable dividend or other distribution.  If any dividend or other distribution described in this clause (d) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.  If “C” as set forth above is equal to or greater than “SPo” as set forth above, in lieu of the foregoing adjustment, each holder of Series J Preferred Stock shall receive, at the same time and upon the same terms as holders of Common Stock of the Corporation, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the applicable conversion rate in effect immediately prior to the close of business on the record date for such cash dividend or other distribution.

(e)                                  If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock of the Corporation, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock of the Corporation exceeds the closing sale price of Common Stock of the Corporation on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate shall be increased based on the following formula:

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR1 = the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock of the Corporation outstanding immediately prior to the time, or the “expiration time,” such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1 = the number of shares of Common Stock of the Corporation outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

SP1 = the closing sale price of Common Stock of the Corporation on the trading day next succeeding the expiration date.

The adjustment to the conversion rate under this clause (e) shall become effective immediately following the open of business on the trading day next succeeding the expiration date.  If the Corporation or one of its subsidiaries is obligated to purchase Common Stock of the Corporation pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

As used in this Section 8, “record date” means, with respect to any dividend, other distribution, or other transaction or event in which the holders of Common Stock of the Corporation have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock of the Corporation entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

The “ex-dividend date” means the first date on which shares of Common Stock of the Corporation trade on the New York Stock Exchange, or on the applicable stock exchange on which Common Stock is then traded, regular way, without the right to receive the issuance, dividend or other distribution in question from us.

The term “trading day” means a day during which trading in Common Stock of the Corporation generally occurs on the primary exchange or quotation system on which Common Stock of the Corporation is then traded or quoted and there is no market disruption event, or, if Common Stock of the Corporation is not then so traded or quoted, on the principal other market on which Common Stock is then traded.  If Common Stock of the Corporation is not so traded, “trading day” means a “Business Day.”

The term “market disruption event” means (1) a failure by the primary exchange or quotation system on which Common Stock of the Corporation trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for Common Stock of the Corporation, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Common Stock of the Corporation or in any options, contracts or future contracts relating to Common Stock of the Corporation.

The “closing sale price” of Common Stock of the Corporation on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which Common Stock of the Corporation is then traded or quoted.  If Common Stock of the Corporation is not so traded or quoted on the relevant date, the “closing sale price” shall be the last quoted bid price for Common Stock of the Corporation in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc.  or a similar organization.  If Common Stock of the Corporation is not so quoted, the “closing sale price” shall be the average of the mid-point of the last bid and ask prices for Common Stock of the Corporation on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

As used in this Section 8, “close of business” means 5:00 p.m., New York City time.

Except as stated herein, the Corporation shall not adjust the conversion rate for the issuance of shares of Common Stock of the Corporation or any securities convertible into or exchangeable for shares of Common Stock of the Corporation or the right or warrant to purchase shares of Common Stock of the Corporation or such convertible or exchangeable securities.  If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate shall be made (except on account of share combinations).

To the extent that the Corporation has a rights plan in effect upon conversion of the Series J Preferred Stock into Common Stock of the Corporation, holders shall receive, upon conversion of the Series J Preferred Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock of the Corporation, in which case, and only in such case, the conversion rate shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock of the Corporation, shares of Capital Stock of the Corporation, evidences of indebtedness or other assets or property or rights of the Corporation, options or warrants to acquire Capital Stock or other securities of the Corporation as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The Corporation shall not make any adjustment to the conversion rate except as specifically set forth herein.  Without limiting the foregoing, the applicable conversion rate shall not be adjusted:

•                  upon the issuance of any shares of Common Stock of the Corporation pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock of the Corporation under any plan;

•                  upon the issuance of any shares of Common Stock of the Corporation or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Corporation or any of its subsidiaries;

•                  upon the issuance of any shares of Common Stock of the Corporation pursuant to any option, warrant, right or exercisable, convertible or exchangeable security not described in the preceding bullet point and outstanding as of the date the Series J Preferred Stock were first issued;

•                  for a change in the par value of Common Stock of the Corporation;

•                  for accrued and unpaid interest and additional interest, if any; or

•                  for stock repurchase programs not constituting a tender offer under this clause (e).

Adjustments to the applicable conversion rate shall be calculated to the nearest 1/10,000th of a share.  If any adjustment of the conversion rate is less than 1% of the then effective conversion rate, such adjustment shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with the original adjustment, shall aggregate at least 1% of the then effective conversion rate; provided, however, that any carry forward amount shall be paid to the holder upon conversion regardless of the 1% threshold.  In the case of:

•                  any recapitalization, reclassification or change of Common Stock of the Corporation, other than changes resulting from a subdivision or combination;

•                  a consolidation, merger or combination involving the Corporation;

•                  a sale, conveyance or lease to a third party of all or substantially all of the Corporation and its subsidiaries’ property and assets; or

•                  any statutory share exchange,

in each case as a result of which holders of Common Stock of the Corporation are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof), or the “reference property,” with respect to or in exchange for Common Stock of the Corporation, the holders of the Series J Preferred Stock then outstanding shall be entitled thereafter to convert those shares into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such transaction had such shares been converted into Common Stock of the Corporation immediately prior to such transaction.  In the event holders of Common Stock of the Corporation have the opportunity to elect the form of consideration to be received in such transaction, the reference property shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock of the Corporation that affirmatively make such election.  The Corporation shall notify the holders of the weighted average as soon as practicable after such determination is made.  The Corporation shall not become a party to any such transaction unless its terms are consistent with the preceding.  None of the foregoing provisions shall affect the right of a holder of Series J Preferred Stock to convert its shares into shares of Common Stock of the Corporation prior to the effective date of such transaction.

The Corporation may from time to time, to the extent permitted by law and subject to any applicable stockholder approval requirements pursuant to the listing standards of the New York Stock Exchange, increase the conversion rate of the Series J Preferred Stock by any amount for any period of at least 20 Business Days, if the Board of Directors determines that such increase would be in the best interests of the Corporation.  The Corporation may also (but is not required to) make such increase in the conversion rate, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock of the Corporation resulting from any dividend or other distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  The Corporation shall give at least 15 days’ written notice to holders of any such increase.  The Corporation shall not take any voluntary action that would result in an adjustment to the conversion rate pursuant to this Section 8 without complying, if applicable, with the stockholder approval rules of the New York Stock Exchange and any similar rule of any stock exchange on which Common Stock of the

Corporation is listed at the relevant time.  In accordance with such listing standards, this restriction will apply at any time when the Series J Preferred Stock is outstanding, regardless of whether the Corporation then has a class of securities listed on the New York Stock Exchange.

(9)                                 OWNERSHIP LIMIT; LIMITATION ON STOCK ISSUABLE UPON CONVERSION.  Notwithstanding any other provision herein, no holder of shares of Series J Preferred Stock shall be entitled to convert such shares into shares of Common Stock of the Corporation to the extent that the receipt of such shares of Common Stock violates any of the restrictions on ownership and transfer of the Corporation’s stock contained in the Charter, unless such person had been exempted from such limits in accordance with the Charter.  Any attempted conversion of Series J Preferred Stock that results in the ownership of Common Stock of the Corporation in excess of the Ownership Limit (as defined in the Charter) in the absence of such an exemption or in violation of the other restrictions on ownership and transfer of the Corporation’s stock contained in the Charter shall be void to the extent of the number of shares that would result in such excess or violation and the related shares of Series J Preferred Stock or portion thereof shall be returned to the holder as promptly as practicable.  The Corporation shall have no further obligation to the holder with respect to such voided conversion and such shares will be treated as if they have not been submitted for conversion.  A holder of returned shares of Series J Preferred Stock may resubmit those shares for conversion at a later date subject to compliance with the terms set forth herein and ownership limits set forth in the Charter.  The foregoing limitation on the right of holders of the Series J Preferred Stock to receive Common Stock of the Corporation upon conversion of Series J Preferred Stock shall terminate if the restrictions on ownership and transfer of the Corporation’s stock set forth in the Charter terminates (which, in general, will occur only if, among other things, the Board of Directors determines that it is no longer in the Corporation’s best interests to continue to qualify as a real estate investment trust, or “REIT,” or that compliance with those restrictions on ownership and transfer are no longer required for REIT qualification) or if the Board of Directors revokes or otherwise terminates the Corporation’s election to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Internal Revenue Code of 1986, as amended.  For the purpose of the provisions of Article IX of the Charter, the Market Price of the Series J Preferred Stock shall equal $50.00 per share, plus all accrued and unpaid dividends on the shares of Series J Preferred Stock.

(10)                          NO FRACTIONAL SHARES.  No fractional shares of Common Stock of the Corporation or securities representing fractional shares of Common Stock of the Corporation shall be issued upon conversion of shares of the Series J Preferred Stock.  Instead, the Corporation may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share or, in lieu of such cash payment, the number of shares of Common Stock of the Corporation to be issued to any particular holder upon conversion shall be rounded up to the nearest whole share.

(11)                          SPECIAL RIGHTS UPON A FUNDAMENTAL CHANGE.

(a)                     The Corporation must give notice of each Fundamental Change (as defined below) to all record holders of the Series J Preferred Stock, by the later of 20 Business Days prior to the anticipated effective date of the Fundamental Change and the first public disclosure by the Corporation of the anticipated Fundamental

Change.  In addition, the Corporation must give notice announcing the effective date of such Fundamental Change, or the “Fundamental Change Effective Date,” and certain other matters as set forth below in Section 12.  If a holder converts its Series J Preferred Stock at any time beginning with the opening of business of the Fundamental Change Effective Date and ending with the close of business on the 30th trading day immediately following such Fundamental Change Effective Date, such conversion shall be deemed to be in connection with the Fundamental Change and the holder will automatically receive for each share of Series J Preferred Stock converted, the greater of:

•                  a number of shares of Common Stock of the Corporation (as set forth in Section 7), and subject to adjustment pursuant to Section 8 (with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to Section 10) plus (ii) the Fundamental Change Make-Whole Premium, if any, as provided in Section 12, and

•                  a number of shares of Common Stock of the Corporation equal to the lesser of (i) the liquidation preference divided by the Market Value of the Common Stock on the Fundamental Change Effective Date and (ii) 9.3809 (subject to adjustment).

(b)                     In addition to the number of shares of Common Stock of the Corporation issuable upon conversion of each share of Series J Preferred Stock at the option of the holder on any conversion date during the Fundamental Change conversion period, each converting holder shall have the right to receive an amount equal to any accrued and unpaid dividends on such converted shares of Series J Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on its Series J Preferred Stock payable to holders of record as of a prior date), provided that the Corporation is then legally permitted to pay such dividends.  The amount payable in respect of such dividends shall be paid in cash.  For the purposes of this Section 11, the term “Market Value” means the average of the closing sale price of Common Stock of the Corporation during a 10 consecutive trading day period ending immediately prior to the date of determination.

(c)                      The foregoing provisions shall only be applicable with respect to conversions effected at any time beginning with the opening of business on the Fundamental Change Effective Date and ending with the close of business on the 30th trading day immediately following such Fundamental Change Effective Date.

(d)                     In lieu of issuing the number of shares of Common Stock of the Corporation issuable upon conversion pursuant to the foregoing provisions, the Corporation may, at its option, make a cash payment equal to the Market Value determined for the period ending on the Fundamental Change Effective Date for each such share of Common Stock otherwise issuable upon conversion.  The Corporation’s notice of Fundamental Change shall indicate if the Corporation will issue Common Stock of the Corporation or pay cash upon conversion and whether accrued and unpaid dividends will be paid in cash.  A “Fundamental Change” shall be deemed to have occurred upon a Change of Control or a termination of trading, each as defined below.  A “Change of Control” shall be deemed to have occurred at such time after the original issuance of the Series J Preferred Stock when the following has occurred: (1) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, or the “Exchange Act,” of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of Capital Stock of the Corporation entitling that person to exercise 50% or more of the total voting power of all shares of the Corporation’s Capital Stock entitled to vote generally in elections of directors; or (2) any (A) recapitalization, reclassification or change of Common Stock of the Corporation (other than changes resulting from a subdivision or combination) as a result of which Common Stock of the Corporation would be converted into, or converted for, stock, other securities, other property or assets or (B) share exchange, consolidation or merger with or into any other person, or merger of another person into the Corporation, or (C) conveyance, transfer, sale, lease or other disposition of all or substantially all of the Corporation and its subsidiaries’ properties and assets to another person; provided that any transaction pursuant to which holders of all classes of the Corporation’s Capital Stock immediately prior to the transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving entity immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction shall not be a Change of Control pursuant to this subclause (2).

However, a Change of Control shall not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received in connection with such merger or consolidation constituting the Change of Control consists of common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which shall be so traded or quoted when issued or converted in connection with such Change of Control, and as a result of such transaction or transactions, such consideration becomes the reference property for the Series J Preferred Stock.

(e)                      A “termination of trading” shall be deemed to have occurred if Common Stock of the Corporation or other Common Stock into which the Series J Preferred Stock are convertible ceases to be listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

(f)                       The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.  The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(12)                          FUNDAMENTAL CHANGE MAKE-WHOLE PREMIUM.

(a)                     Upon the “Fundamental Change Effective Date” of any “Make-whole Fundamental Change,” in certain circumstances, the Corporation shall pay a Fundamental Change make-whole premium (“Fundamental Change Make-Whole Premium”) upon the conversion of the Series J Preferred Stock in connection with any such transaction by increasing the conversion rate with respect to such shares.  The Fundamental Change Make-Whole Premium shall be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of the Series J Preferred Stock upon conversion.  The Fundamental Change Make-Whole Premium shall be determined by reference to the table below and is based on the Fundamental Change Effective Date and the price, referred to as the “stock price,” paid, or deemed to be paid, per share of Common Stock of the Corporation in the transaction constituting the Make-whole Fundamental Change, subject to adjustment as described below.  If holders of Common Stock of the Corporation receive only cash in the Make-whole Fundamental Change, the stock price shall be the cash amount paid per share.  In all other cases, the stock price shall be the average closing sale price of Common Stock of the Corporation for the 10 trading days immediately prior to, but not including, the Fundamental Change Effective Date.

(b)                     A “Make-whole Fundamental Change” is any event which is a Change of Control and, if applicable, where more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received by the Corporation’s shareholders in connection with such Fundamental Change consists of cash or assets other than common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

(c)                      The following table shows what the Fundamental Change Make-Whole Premium would be for each hypothetical stock price and Fundamental Change Effective Date set forth below, expressed as additional shares of Common Stock of the Corporation per share of Series J Preferred Stock.

Fundamental Change	Stock Price
Effective Date	$10.66	$11.00	$12.00	$12.79	$14.00	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$60.00
March 18, 2013	0.7817	0.7678	0.6731	0.6116	0.5346	0.4824	0.3832	0.3130	0.2198	0.1605	0.0897	0.0271
March 15, 2014	0.7817	0.6742	0.5857	0.5289	0.4591	0.4125	0.3257	0.2656	0.1869	0.1370	0.0771	0.0232
March 15, 2015	0.7817	0.5694	0.4865	0.4347	0.3726	0.3322	0.2595	0.2110	0.1489	0.1097	0.0624	0.0187
March 15, 2016	0.7817	0.4544	0.3753	0.3279	0.2736	0.2401	0.1840	0.1489	0.1057	0.0785	0.0453	0.0137
March 15, 2017	0.7817	0.3291	0.2474	0.2022	0.1561	0.1316	0.0971	0.0786	0.0565	0.0424	0.0249	0.0077
March 15, 2018	0.7817	0.2146	0.0870	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d)                     The actual stock price and Fundamental Change Effective Date may not be set forth on the table, in which case:

(i)                                     if the actual stock price on the Fundamental Change Effective Date is between two stock prices on the table or the actual effective date is between two Fundamental Change Effective Dates on the table, the Fundamental Change Make-Whole Premium shall be determined by a straight-line interpolation between the Fundamental Change Make-Whole Premiums set forth for the higher and lower stock prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the stock price on the Fundamental Change Effective Date exceeds $60.00 per share, subject to adjustment as described below, no Fundamental Change Make-Whole Premium shall be paid; and

(iii)                               if the stock price on the Fundamental Change Effective Date is less than $10.66 per share, subject to adjustment as described below, no Fundamental Change Make-Whole Premium shall be paid.

(e)                      The stock prices set forth in the first row of the table shall be adjusted as of any date on which the conversion rate of the Series J Preferred Stock is adjusted pursuant to Section 8.  The adjusted stock prices shall equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares set forth in the table above shall be adjusted in the same manner as the conversion rate as set forth in Section 8 other than by operation of an adjustment to the conversion rate by adding the Fundamental Change Make-Whole Premium as described in this Section 12.

(f)                       A conversion of the Series J Preferred Stock by a holder shall be deemed for these purposes to be “in connection with” a Make-whole Fundamental Change if the conversion notice is received by the conversion agent on or subsequent to the Fundamental Change Effective Date of the Make-whole Fundamental Change up to midnight, New York City time, of the 30th trading day following the Fundamental Change Effective Date.  The Corporation shall notify holders of the Series J Preferred Stock in writing of the Fundamental Change Effective Date of any Make-whole Fundamental Change and issue a press release announcing such Fundamental Change Effective Date no later than five Business Days after such effective date.

(g)                      Notwithstanding the foregoing, in no event shall the conversion rate, as result of the Fundamental Change Make-Whole Premium, exceed 4.6904 shares of Common Stock per share of Series J Preferred Stock, subject to adjustments in the same manner as the conversion rate as set forth in Section 8.

(13)                          CALCULATIONS IN RESPECT OF THE SERIES J PREFERRED STOCK.  Except as explicitly specified otherwise herein, the Corporation shall be responsible for making all calculations required in respect of the Series J Preferred Stock.  These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the Series J Preferred Stock.  The Corporation shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the Series J Preferred Stock.  The Corporation shall provide a schedule of its calculations to the transfer agent for the Series J Preferred Stock, or the “Transfer Agent,” and the Transfer Agent is entitled to conclusively rely upon the accuracy of its calculations without responsibility for independent verification thereof.  The Transfer Agent shall forward its calculations to any holder of Series J Preferred Stock upon written request.